Exhibit 10.3

AMENDMENT NO. 2 EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, (this “Amendment”) is made and entered into as of the 8th day of October 2021 (the “Amendment Effective Date”), by and between ORBSAT CORP, a Nevada corporation (the “Corporation”), and Theresa Carlise (the “Employee”).

RECITALS

WHEREAS, the Corporation and Employee entered into an employment agreement dated June 22, 2021 (“Employment Agreement”); and

WHEREAS, the Corporation and Employee entered into an amendment to employment agreement dated August 7, 2021 (“Amendment No. 1 Employment Agreement”); and

WHEREAS, the Corporation and Employee desire to enter into this Amendment No. 2 to modify certain terms of the Employment Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

(a) Amendment. The first sentence of Section 3 of the Employment Agreement is hereby amended to read as follows:

“The term of the Employee’s employment hereunder, unless sooner terminated as provided herein (the “Initial Term”), shall be for a period of three (3) years commencing as of the effective date of this agreement.”

(b) Entire Agreement. This Amendment shall be effective as of the Amendment Effective Date. Except as specifically modified by this Amendment, the Employment Agreement remains in full force and effect. The Employment Agreement, as amended by this Amendment, contains the entire agreement between the Corporation and Employee with respect to Employee’s employment, and supersedes any and all previous agreements, written or oral, between the parties relating to the relevant matter.

IN WITNESS WHEREOF, the parties hereto have executed, this Amendment as of the date first written above.

ORBSAT CORP

By:	/s/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Chief Executive Officer

EMPLOYEE:

/s/ Theresa Carlise
Theresa Carlise